                                  $300,000,000

                               MEDPARTNERS, INC.

                           ___% SENIOR NOTES DUE 2006

                             UNDERWRITING AGREEMENT


                                                              September __, 1996



SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:

         MedPartners, Inc., a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $300,000,000 aggregate principal amount of its ___% Senior Notes due 2006 (the "Notes") to Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Capital Markets, Inc. (collectively, the "Underwriters"). The

Notes will be issued pursuant to the provisions of an Indenture to be dated as of September __, 1996 (the "Indenture") between the Company and ______________, as Trustee (the "Trustee").

         The Company wishes to confirm as follows its agreement with the Underwriters, in connection with the several purchases by the Underwriters of the Notes.

         1.      Registration Statement and Prospectus.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-_______) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Notes. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Additional Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Additional Registration Statement.

                 The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus.

         2.      Agreements to Sell and Purchase.   The Company hereby agrees,
subject to all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of ____% of the principal amount thereof, the principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I hereto (or such principal amount of Notes increased as set forth in Section 10 hereof).

         3. Terms of Public Offering. The Company has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in their judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

         4. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Skadden, Arps, Slate Meagher & Flom, 919 Third Avenue, New York, NY 10022, at 10:00 A.M., New York City time, on September __, 1996 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between the Underwriters and the Company.

         The Notes will be delivered to the Underwriters against payment of the purchase price therefor specified in Section 2 hereof by wire transfer to an account previously designated to Smith Barney Inc. by the Company of Federal (same day) funds and registered in such names and in such denominations as the Underwriters shall request prior to 1:00 P.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto or any Additional Registration Statement to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                 (b) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: (A) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (C) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to the Underwriters, without charge (A) six signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all schedules and exhibits to the registration statement, (B) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may request and (C) such number of copies of the Indenture as the Underwriters may request.

                 (d) The Company will not (A) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall object after being so advised or (B) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to the Underwriters, prior to or concurrently with such filing.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to the Underwriters, without charge, in such quantities as the Underwriters have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each

Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the several Underwriters and by all dealers to whom the Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by the Underwriters, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now otherwise required to be so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its securityholders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                 (i) So long as any of the Notes are outstanding, the Company will furnish to the Underwriters (A) as soon as available, a copy of each report of the Company mailed to stockholders or Noteholders or filed with the Commission or the New York Stock Exchange and (B) from time to time such other information concerning the Company as the Underwriters may request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by the Underwriters terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Notes in accordance with the description set forth in "Use of Proceeds" in the Prospectus.

                 (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters of the time and manner of such filing.

                 (m) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles.

                 (b) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (c) The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto or any Additional Registration Statement shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus made in reliance upon and in conformity with (A) information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein or (B) the Trustee's Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                 (d) The Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prepricing Prospectus, the

Prospectus or other materials, if any, permitted by the Act.

                 (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                 (f)      All the Company's subsidiaries (collectively, the
"Subsidiaries") are listed in Exhibit 21 to the Registration Statement.   Each
Subsidiary that is a corporation is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and each Subsidiary that is a partnership, limited liability company, association or business organization is legally formed and validly existing under the laws of the jurisdiction of its organization. Each Subsidiary has full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Each Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Subsidiary that is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Subsidiary, and, except as disclosed in the Prospectus, the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                 (g) The Indenture has been duly and validly authorized and, upon its execution and delivery by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms to the description thereof in the Registration Statement and the Prospectus.

                 (h) The Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles; and the Notes will conform to the description thereof in the Registration Statement and the Prospectus.

                 (i) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus and all the outstanding shares of Common Stock, par value $.001 per share, of the Company (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, (C) are free of any preemptive or similar rights and
(D) have been issued and sold in compliance with all applicable federal and state securities laws.

                 (j) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, nor any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

                 (k) No holder of any security of the Company or any other person has the right, contractual or otherwise, which right has not been fully complied with or waived in writing by the holder thereof with evidence of such waiver heretofore delivered to the Underwriters, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes, (B) to have any securities of the Company included in the registration statement or (C) as a result of the filing of the registration statement or consummation of the transactions contemplated by this Agreement, to require registration under the Act of any securities of the Company.

                 (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the

Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus but are not disclosed as required, and there are no agreements, indentures, leases or other instruments that are required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not disclosed or filed as required by the Act.

                 (m)      Neither the Company nor any of the Subsidiaries is
(A) in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents; (B) in violation of any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any order, ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties; or (C) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default, except in the case of (B) and (C) above, for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

                 (n) None of the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement and the Indenture by the Company, the compliance by the Company with the provisions hereof and thereof or the consummation by the

Company of the transactions contemplated hereby and thereby (A) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Notes under the Act, the qualification of the Indenture under the 1939 Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement); (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Subsidiaries; (C) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound; (D) violates or will violate any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any order, ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties; or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (o) The conduct of the business of the Company and each of the Subsidiaries as presently conducted and as disclosed in the Prospectus complies with all applicable laws, ordinances and administrative or governmental rules or regulations applicable to the

Company and each Subsidiary and with all orders, rulings, judgments or decrees of any courts or governmental agencies or bodies having jurisdiction over the Company and each Subsidiary. To the Company's knowledge, each affiliated physician group, affiliated medical group and independent practice association (as such terms are used in the Prospectus and hereinafter referred to collectively, as the "Affiliated Groups") is operating in material compliance with all applicable health care laws, rules and regulations, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings, and no physician in an Affiliated Group is practicing in conflict with or violation of any such laws, rules or regulations.

                 (p) Except as disclosed in the Prospectus, to the Company's knowledge, none of the Company, any of the Subsidiaries, any employee or agent of the Company or any Subsidiary or any physician in an Affiliated Group has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including laws and regulations prohibiting fee-splitting or fees for the referral of patients.

                 (q) Except as disclosed in the Prospectus, there are no material Medicare, Medicaid, or any other managed care recoupment or recoupments of any third-party payor being sought, threatened, requested or claimed against the Company, any of the Subsidiaries or to the Company's knowledge, any Affiliated Group or any physician in any Affiliated Group.

                 (r) No labor dispute with the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent.

                 (s) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or any of the Subsidiaries (the "Plans") comply in all material respects with requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). With respect to the Plans, neither the Company nor any of the Subsidiaries has any liability, contingent or otherwise, under ERISA or the Code, nor does the Company expect that any such liability will be incurred, that could, singly or in the aggregate, have a Material Adverse Effect and no employee pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

                 (t) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) disclosed in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are disclosed in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property disclosed in the Prospectus as being held under lease by the Company and each of the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                 (u) The Company and each of the Subsidiaries, and to the Company's knowledge, each Affiliated Group has such consents, approvals, permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business as presently conducted, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries, and to the Company's knowledge, each Affiliated Group has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as disclosed in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, any of the Subsidiaries or any Affiliated Group.

                 (v) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights disclosed in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                 (w) The Company and each of the Subsidiaries, and to the Company's knowledge, each of the Affiliated Groups is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses or professions in which they are engaged; all policies of insurance insuring the Company and/or the Subsidiaries or their respective businesses, assets, employees, officers and directors and to the Company's knowledge, the Affiliated Groups are in full force and effect; the Company and each of the Subsidiaries, and to the Company's knowledge, each of the Affiliated Groups are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries, or to the Company's knowledge, any of the Affiliated Groups under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                 (x) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development having or which may reasonably be expected to have a Material Adverse Effect.

                 (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (z) The Company and each of the Subsidiaries have duly filed with appropriate governmental authorities all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto and there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, if adversely determined, have a Material Adverse Effect.

                 (aa) The financial statements, together with related schedules and notes included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the pro forma bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                 (bb) The financial statements together with related schedules and notes included in the Registration

Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Caremark International Inc., a Delaware corporation ("Caremark"), and New Management, a California general partnership ("New Management"), on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

                 (cc) The accountants Ernst & Young LLP who have certified the consolidated financial statements of the Company included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                 (dd) The accountants Price Waterhouse LLP who have certified the consolidated financial statements of Caremark and New Management included in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                 (ee) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes or hazardous substances by the Company or any of the Subsidiaries (or, to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of the Subsidiaries, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes or hazardous substances due to or caused by the Company or any of the Subsidiaries or with respect to which the Company or any of the Subsidiaries had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a Material Adverse Effect; and the terms "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                 (ff) The Company is not now, and after sale of the Notes to be sold by it hereunder and application of the net proceeds from such sale as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                 (gg) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (hh) The Company has filed all reports and other documents required to be filed by it under the Exchange Act and each such report or document when so filed complied in all material respects with the provisions of the Exchange Act and the rules and regulations of the Commission thereunder.

                 (ii) Neither the Company nor any of the Subsidiaries (A) employs any of the physicians in any Affiliated Group, (B) exercises any influence or control over the practice of medicine by such physicians, or (C) represents to the public that it offers medical services; and the Company and each of the Subsidiaries contracts with the physicians or Affiliated Groups as independent contractors to provide medical services and is not engaged in the practice of medicine.

                 (jj) Each of the practice management agreements, currently in effect, copies of which have been delivered to the Underwriters, has been duly authorized, executed and delivered by the Company and each Subsidiary which is a party to said agreement and is a valid, legal and binding agreement of the Company and each such Subsidiary enforceable against the Company and such Subsidiary in accordance with its terms; and the business of the Company and the Subsidiaries as presently conducted, and the terms of each of the Practice Management Agreements and the performance thereof by the Company and the Subsidiaries which are party thereto, do not violate any statute, administrative or governmental rule or regulation applicable to the Company or such Subsidiaries or laws prohibiting the corporate practice of medicine, fee-splitting or fees for the referral of patients, or any orders, rulings, judgments or decrees of any courts or governmental agencies or bodies having jurisdiction over the Company and/or the Subsidiaries.

         7.      Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each Underwriter and each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the agents, employees, officers and directors of each Underwriter and each such controlling person, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Underwriters expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or any agent, employee, officer or director of such Underwriter or such controlling person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any person (the "indemnified party") entitled to indemnification pursuant to the preceding paragraph in respect of which indemnity may be sought against the Company pursuant to the provisions of the preceding paragraph, such indemnified party shall promptly notify the party or parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying parties have agreed in writing to pay such fees and expenses,
(B) the indemnifying parties have failed to assume the defense and employ counsel, or (C) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying parties and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any indemnified party, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the agents and employees of the Company and each such controlling person, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through the Underwriters expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person or any agent or employee of the Company or any such controlling person, based on the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the

Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, any of its directors, any such officer, and any such controlling person, and any agents and employees of the Company and each such controlling person, shall have the rights and duties given to the Underwriters by paragraph (b) above.

                 (d) If the indemnification provided for in this Section 7 is unavailable to a party entitled to indemnification under paragraphs (a) or
(c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the

Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total principal amount of the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Notes set forth opposite their names in Schedule I hereto (or such principal amounts of Notes increased as set forth in Section 10 hereof) and not joint.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (A) any investigation made by or on behalf of any indemnified party, the Company, its directors and officers, and any person who controls the Company, and the agents and employees of the Company and each such controlling person, (B) acceptance of any Notes and payment therefor hereunder, and (C) any termination of this Agreement. A successor to any indemnified party, or to the Company, its directors and officers, and any person who controls the Company, and the agents and employees of the Company and each such controlling person shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto or an Additional Registration Statement to be declared effective before the offering of the Notes may commence, the registration statement or such post-effective amendment or Additional Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to the Underwriters satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (A) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in the Underwriters' opinion would materially adversely affect the market for the Notes, or (B) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Underwriters materially adversely affect the market for the Notes.

                 (c) The Underwriters shall have received on the Closing Date an opinion of Haskell Slaughter & Young, LLC, special counsel for the Company, dated the Closing Date and addressed to the Underwriters to the effect that:

                          (i)       The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as disclosed in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect;

                          (ii)      To the best knowledge of such counsel,
after reasonable inquiry, the Company has no subsidiaries other than the Subsidiaries. Each Significant Subsidiary (as defined in Schedule II hereto) is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, if a corporation, and is legally formed and validly existing under the laws of the jurisdiction of its organization, if a partnership, limited liability company, association or business organization, with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted.
Each Significant Subsidiary is duly registered and qualified to conduct its business (and, if a corporation, is in good standing) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not and will not have a Material Adverse Effect; all the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, and all ownership interests in each Significant Subsidiary that is not a corporation have been validly created pursuant to the partnership or other agreements or organizational documents of each such Significant Subsidiary, and, except as disclosed in the Prospectus, the shares or other interests owned by the Company are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrances;

                          (iii)     The authorized and outstanding capital
stock of the Company is as set forth under the caption "Capitalization" in the Prospectus;

                          (iv)      All the outstanding shares of capital stock
of the Company (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, (C) are free of any preemptive or similar rights and
(D) have been issued and sold in compliance with all applicable federal and state securities laws;

                          (v)       The Indenture has been duly and validly
authorized, executed and delivered by the Company and assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles; and the Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof in the Registration Statement and the Prospectus;

                          (vi)      The Notes have been duly authorized and
executed by the Company and, assuming due authentication of the Notes by the Trustee in accordance with the Indenture, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except to the extent that enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles; and the Notes conform in all material respects to the description thereof in the Registration Statement and the Prospectus;

                          (vii)     Except as disclosed in the Prospectus,
there are no outstanding options, warrants or other rights calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement, to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

                          (viii)    No holder of any security of the Company or
any other person has the right, contractual or otherwise, which right has not been fully complied with or waived in writing by the holder thereof, (A) to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes, (B) to have any securities of the Company included in the registration statement or (C) as a result of the filing of the registration statement, to require registration under the Act of any securities of the Company;

                          (ix)      The Company has full corporate power and
authority to enter into this Agreement and to perform its obligations hereunder, including to issue, sell and deliver the Notes to be sold by it to the Underwriters as provided herein, and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally, and by general equitable principles;

                          (x)       No consent, approval, authorization or
other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as have been obtained under the Act, the Exchange Act or the 1939 Act, and such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Notes) for the valid issuance and sale of the Notes to the Underwriters as contemplated by this Agreement or the performance by the Company of its other obligations hereunder;

                          (xi)      None of the issuance, offer, sale or
delivery of the Notes, the execution, delivery or performance of this Agreement or the Indenture by the Company, the compliance by the Company with the provisions hereof and thereof or the consummation by the

Company of the transactions contemplated hereby and thereby (A) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws, or other organizational documents, of the Company or any of the Significant Subsidiaries; (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry; (C) violates or will violate any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries (assuming compliance with all applicable state securities and Blue Sky laws) or of any order, ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties; or (D) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to the terms of any agreement or instrument that is an exhibit to the Registration Statement, or is known to such counsel after reasonable inquiry;

                          (xii)     To the best knowledge of such counsel after
reasonable inquiry, neither the Company nor any of the Significant Subsidiaries is (A) in violation of its respective certificate or articles of incorporation or by-laws, or other organizational documents; (B) in violation of any statute, law, regulation, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries or of any order, ruling, judgment, injunction, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective properties; or (C) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default, except in the case of (B) and (C) above, for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

                          (xiii)    (A) The business of the Company as
disclosed in the Prospectus, and the terms of each Practice Management Agreement and the consummation thereof by the Company and the Significant Subsidiaries who are parties thereto do not violate, and (B) to the best knowledge of such counsel after reasonable inquiry, neither the Company nor the Significant Subsidiaries is in violation of, any health care statute, administrative or governmental rule or regulation of the United States of America applicable to the Company or any of the Significant Subsidiaries, including, but not limited to 42 U.S.C. Section 1395nn; 42 U.S.C. Section 1396b(s); 42 U.S.C. Section 1320a-7b(b), or any health care judgment, injunction, order or decree of any court or government entity or instrumentality of the United States of America having jurisdiction over the Company or any of the Significant Subsidiaries;

                          (xiv)     To the best knowledge of such counsel after
reasonable inquiry, neither the Company nor any of the Significant Subsidiaries is in violation of any health care statute, law, ordinance, decree, administrative or governmental rule or regulation applicable to the Company or any of the Significant Subsidiaries, including, without limitation, those relating to reimbursement by government agencies and fraudulent or wrongful billings;

                          (xv)      To the best knowledge of such counsel after
reasonable inquiry, except as disclosed in the Prospectus, neither the Company nor any of the Significant Subsidiaries nor any employee or agent of the Company or any Significant Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, including, without limitation, any law, rule or regulation prohibiting fee-splitting or fees for the referral of patients;

                          (xvi)     To the best knowledge of such counsel after
reasonable inquiry, neither the Company nor any of the Significant Subsidiaries
(A) employs any of the physicians in any Affiliated Group, (B) exercises any influence or control over the practice of medicine by such physicians, or (C) represents to the public that it offers medical services; and the Company and each of the Significant Subsidiaries contracts with the physicians or Affiliated Groups as independent contractors to provide medical services and is not engaged in the practice of medicine;

                          (xvii)    Each practice management agreement has been
duly authorized, executed and delivered by the Company and each Significant Subsidiary which is a party thereto and is a valid, legal and binding agreement of the Company and each such Significant Subsidiary, enforceable against the Company and such Significant Subsidiary in accordance with its terms, subject to the qualification that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; and the business of the Company and the Significant Subsidiaries as presently conducted, and the terms of each Practice Management Agreement and the performance thereof by the Company and the Significant Subsidiaries which are party thereto, do not violate any statute, administrative or governmental rule or regulation applicable to the Company or such Significant Subsidiaries or laws prohibiting the corporate practice of medicine, fee-splitting or fees for the referral of patients, or any ruling, judgment, injunction, order or decree of any court or government entity or instrumentality having jurisdiction over the Company and/or the Significant Subsidiaries;

                          (xviii)   To the best knowledge of such counsel,
there are no legal or governmental proceedings pending or threatened, against the Company or any of the Significant Subsidiaries, or to which the Company or any of the Significant Subsidiaries, or to which any of their respective properties is subject, that are required to be disclosed in the Registration Statement or the Prospectus but are not disclosed as required;

                          (xix)     The Company and each of the Significant
Subsidiaries is duly licensed or authorized in each jurisdiction where it is required to be so licensed or authorized to conduct its respective businesses; the Company and each of the Significant Subsidiaries has all other necessary consents, approvals, permits, licenses, franchises and authorizations of and from all regulatory authorities to conduct its respective businesses as presently conducted and to perform its respective obligations under each Practice Management Agreement, and, to the best of such counsel's knowledge after reasonable inquiry, neither the Company nor any of the Significant Subsidiaries has received any notification from any regulatory authority, including, without limitation, any health care regulatory authority, to the effect that any additional approval is required to be obtained by the Company or any of the Significant Subsidiaries;

                          (xx)      Except as disclosed in the Prospectus, the
Company and the Significant Subsidiaries own all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights disclosed in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Significant Subsidiaries with respect to the foregoing;

                          (xxi)     The statements in the Registration
Statement and Prospectus insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                          (xxii)    Such counsel does not know of any
agreements, indentures, leases or other instruments required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so disclosed or filed as required by the Act, and such agreements, indentures, leases or other instruments as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

                          (xxiii)   The Registration Statement and the
Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein and the Statement of Eligibility on Form T-1, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                          (xxiv)  The Registration Statement and all
post-effective amendments and Additional Registration Statements, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                          (xxv)   The Company has filed all reports and other
documents required to be filed by it under the Exchange Act and each such report or document when so filed complied in all material respects with the provisions of the Exchange Act and the rules and regulations of the Commission thereunder; and

                          (xxvi)  The Company is not, and after the sale of
the Notes and the application of the net proceeds therefrom as disclosed in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the 1940 Act.

         In addition, such counsel shall state that they have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became or becomes effective contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement to the Prospectus, as of their respective dates, and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility on Form T-1).

         In rendering their opinion as aforesaid, such counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States and the States of Delaware and Alabama, provided that (A) each such local counsel is acceptable to the Underwriters, (B) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Underwriters and is in form and substance satisfactory to them and their counsel, and (C) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                 (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters with respect to certain of the matters referred to in clauses (v), (vi), (ix), (xxiii) and (xxiv) of paragraph (c) of this Section 8 and the penultimate paragraph of paragraph (c) of this Section 8 and such other related matters as the Underwriters may request.

                 (e) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from Ernst & Young LLP and Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters.

                 (f)(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (B) there shall not have been any change in the capital stock of the Company or any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (C) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (D) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (E) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriters), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

                 (g) There shall not have been any announcement by any "nationally recognized statistical rating organization", as defined for purposes of Rule 436(g) under the Act, that (A) it is downgrading its rating assigned to any class of securities of the Company, or (B) it is reviewing its rating assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

                 (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (i) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

         Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (A) the preparation, printing (or reproduction), and filing with the Commission of the registration statement (including the financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them, this Agreement, the Indenture and the Statement of Eligibility and Qualification of the Trustee; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (D) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (E) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (F) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (G) the transportation and other expenses incurred by or on behalf of representatives of the Company and its representatives in connection with presentations to prospective purchasers of the Notes; (H) the fees and expenses of the Trustee;
(I) the fees and expenses associated with obtaining ratings for the Notes from nationally recognized statistical rating organizations; (J) the fees and expenses of the Company's accountants; and (K) the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: (A) upon the execution and delivery hereof by the parties hereto; or
(B) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or by the Underwriters by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Notes, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the aggregate principal amount of Notes set forth opposite its name in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Underwriters may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney, Harris Upham & Co. Incorporated (predecessor to Smith Barney Inc.), to purchase the Notes which such defaulting Underwriter or

Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (B) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (C) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriters' judgment, impracticable or inadvisable to commence or continue the offering of the Notes at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of any Underwriter through the Underwriters as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (A) if to the Company, at the office of the Company at 3000 Galleria Tower, Suite 1000, Birmingham, AL 35244,
Attention: Larry R. House and J. Brooke Johnston, Jr., Esq., with a copy to Haskell Slaughter & Young, LLC, 1200 AmSouth/Harbert Plaza, 1901 Sixth Avenue North, Birmingham, AL 35203, Attention: Robert E. Lee Gardner, Esq. and F. Hampton McFadden, Jr., Esq. and (B) if to the Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, Attention: Manager, Investment Banking Division, with a copy to Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, NY 10022, Attention: Phyllis G. Korff, Esq.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in
Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.


                                        Very truly yours,

                                        MEDPARTNERS, INC.




                                        By:
                                           ------------------------
                                           President and Chief
                                           Executive Officer



Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
NATIONSBANC CAPITAL MARKETS, INC.

By SMITH BARNEY INC.


By:
   ------------------------
   Managing Director

                                   SCHEDULE I


                               MEDPARTNERS, INC.


                                                                                                   Principal Amount
Underwriter                                                                                             of Notes
- -----------                                                                                        ----------------
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
J.P. Morgan Securities Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
NationsBanc Capital Markets, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

      Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $300,000,000
                                                                                                     ============

                                  SCHEDULE II

                               MEDPARTNERS, INC.

                            SIGNIFICANT SUBSIDIARIES

[TO COME]